                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                CIGNA Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or
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    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                         [LOGO]

                                                         CIGNA Corporation
                                                         One Liberty Place
                                                         1650 Market Street
                                                         Philadelphia, PA
                                                         19192-1550
                                                         March 21, 1994

                 NOTICE OF 1994 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of CIGNA Corporation:

     The Annual Meeting of Shareholders of CIGNA Corporation will be held at The Conference Center at Eagle Lodge, Ridge Pike & Manor Road, Lafayette Hill, Pennsylvania on Wednesday, April 27, 1994, at 10:00 a.m. local time, for the following purposes:

     1. to elect two Directors for terms to expire in 1996 and four Directors for terms to expire in 1997;

     2. to ratify the appointment of independent accountants for 1994; and

     3. to transact any other business that may properly come before the meeting.

     Shareholders of record at the close of business on March 3, 1994 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     Directions to The Conference Center at Eagle Lodge are provided on the back cover of the attached Proxy Statement.

                                          Sincerely,
                                          /s/ W. H. TAYLOR
                                          --------------------
                                          WILSON H. TAYLOR
                                          Chairman and Chief
                                          Executive Officer

By order of the Directors
/s/ CAROL J. WARD
- -----------------------------------
CAROL J. WARD, Corporate Secretary

EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE.

                               CIGNA CORPORATION
                               ONE LIBERTY PLACE
                               1650 MARKET STREET
                          PHILADELPHIA, PA 19192-1550

                                PROXY STATEMENT

                               TABLE OF CONTENTS

General Information.....................................................................     1
Ownership of CIGNA Corporation Common Stock
          by Directors and Executive Officers...........................................     2
          by Certain Beneficial Owners..................................................     4
Item 1. Election of Directors...........................................................     4
          Nominees for Election.........................................................     5
          Incumbent Directors to Continue in Office.....................................     6
          Board of Directors and Committees.............................................     7
          Compensation of Directors.....................................................     8
          Certain Transactions..........................................................     9
Item 2. Ratification of Appointment of Independent Accountants..........................    10
Item 3. Other Matters...................................................................    10
Vote Required...........................................................................    10
Executive Compensation..................................................................    11
Performance Graph.......................................................................    17
Compliance With Section 16(a) of the Securities Exchange Act............................    18
Additional Information..................................................................    18
1995 Annual Meeting.....................................................................    18

                              GENERAL INFORMATION

     This Proxy Statement and the enclosed proxy card, which are first being sent to Shareholders with the 1993 Annual Report on or about March 21, 1994, relate to the Annual Meeting of Shareholders of CIGNA Corporation (the "Corporation" or "CIGNA") to be held on Wednesday, April 27, 1994 (the "Annual Meeting"). The Board of Directors of the Corporation (the "Board") is soliciting your proxy for use at the Annual Meeting and at any adjournment thereof by asking you to sign, date, and return the enclosed proxy card in the envelope provided.

     Shares represented at the Annual Meeting or any adjournment thereof by valid proxies received pursuant to this solicitation will be voted in accordance with each Shareholder's instructions. If the proxy card is signed and returned without specific instructions, the shares will be voted as recommended by the Board. A Shareholder may revoke a proxy at any time before its use by giving written notice of revocation to the Corporate Secretary, by submitting a subsequent proxy or by voting in person at the meeting.

     It is the Corporation's policy that all voted proxies be handled in a manner which protects those Shareholders who request voting privacy, and that neither the identity of such Shareholder nor such Shareholder's votes will be disclosed except: as necessary to meet any legal requirements; in limited circumstances such as a contested election to the Board; to permit the independent inspectors of election ("the Inspectors") to tabulate and certify the vote; and to respond to Shareholders who have written comments on their proxy cards. On an ongoing basis, the Inspectors will apprise the Corporation of the total number of shares voted for, voted against or abstaining from voting on each proposal and may tell the Corporation whether or not a particular account has voted. The Inspectors may tell the Corporation how each account not instructing confidentiality has voted. Except pursuant to one of the exceptions described above, the Inspectors may not tell the Corporation how any account instructing confidentiality has voted. Following the Annual Meeting, the Inspectors will retain all proxy cards.

     As of March 3, 1994, CIGNA had 72,064,338 shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for every share of Common Stock registered in that person's name on the books of the Corporation at the close of business on March 3, 1994.

     Each share of Common Stock includes a right to acquire Junior Participating Preferred Stock, Series D.

                  OWNERSHIP OF CIGNA CORPORATION COMMON STOCK
                      BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the beneficial ownership as of March 14, 1994, of Common Stock, including shares as to which a right to acquire ownership exists (e.g., stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, by each Director and Nominee, by the Chief Executive Officer and the four other Executive Officers named in the table, and by all such persons and other Executive Officers (within the meaning of Rule 3b-7) as a group. In addition to Common Stock ownership, the following table also shows Equivalents held by non-employee Directors, as of March 14, 1994, under CIGNA's Deferred Compensation Plan for Directors as described in footnote (10) to the table.

                        NAME                           SHARES OF COMMON (1)           EQUIVALENTS (10)
- -----------------------------------------------------  -------------------           ---------------
Directors and Nominee
Robert P. Bauman.....................................         2,762 (2)                   2,373
Evelyn Berezin.......................................         3,552 (2)                     600
Robert H. Campbell...................................         1,500 (2)                     126
Alfred C. DeCrane, Jr................................         2,320 (2)                   4,248
James F. English, Jr.................................         3,500 (2)                   1,612
Bernard M. Fox (Nominee).............................             0                        n/a
Frank S. Jones.......................................         1,500 (2)                   1,921
Robert D. Kilpatrick.................................         7,466 (3)                     277
Gerald D. Laubach....................................         1,650 (2)                     638
Marilyn W. Lewis.....................................           131                          0
Paul F. Oreffice.....................................         4,316 (2,4)                   198
Charles R. Shoemate..................................         3,199 (2)                       0
Louis W. Sullivan, M.D...............................         1,648 (2)                       0
Wilson H. Taylor.....................................       113,969 (3,5)                   n/a
Hicks B. Waldron.....................................         3,414 (2)                     600
Ezra K. Zilkha.......................................        57,653 (2,6)                     0
Named Executive Officers
Lawrence P. English..................................        37,540 (3,5)                   n/a
Gerald A. Isom.......................................        21,789 (3,5)                   n/a
James G. Stewart.....................................        53,216 (3,5)                   n/a
George R. Trumbull...................................        52,180 (3,5)                   n/a
Directors and Executive Officers as a group (27
  persons)...........................................       500,187 (7,8,9)              12,593 (10)

- ---------------

 1  The percentage of shares beneficially owned by any Director or Nominee, or by all
    Directors and Executive Officers as a group, does not exceed 1% of the outstanding shares of Common Stock.
 2  Includes 1,500 shares of restricted Common Stock awarded pursuant to the Restricted Stock
    Plan for Non-Employee Directors of CIGNA Corporation.
 3  Includes shares which may be acquired within 60 days upon the exercise of outstanding stock options as follows: Mr. Kilpatrick -- 7,250, Mr. Taylor -- 37,500, Mr. L.P.
    English -- 17,395, Mr. Isom -- 10,000, Mr. Stewart -- 18,695, and Mr. Trumbull -- 15,165.
    Does not include shares subject to options which become exercisable on February 24, 1995 or thereafter.
 4  Includes 500 shares held in a trust for his spouse.
 5  Includes shares of restricted Common Stock awarded pursuant to the Executive Stock
    Incentive Plan and CIGNA Corporation Stock Plan, the restrictions on which had not lapsed as of March 14, 1994, as follows: Mr. Taylor -- 45,350, Mr. L.P. English -- 16,114, Mr.
    Isom -- 11,789, Mr. Stewart -- 22,014, and Mr. Trumbull -- 21,474.

 6  Includes 6,139 shares of Common Stock held by his spouse, of which shares Mr. Zilkha disclaims beneficial ownership.
 7  As of March 14, 1994, the CIGNA Pension Plan (the "Pension Plan") held a total of 897,500 shares of Common Stock, or approximately 1.24% of the then-issued and outstanding Common
    Stock. The shares held by the Pension Plan are voted in accordance with the instructions of an advisory committee consisting of members of CIGNA's management.
 8  As of March 14, 1994, the CIGNA Stock Fund (the "Stock Fund") of the Corporation's
    Savings and Investment Plus Plan (the "Savings Plan") held a total of 682,511 shares of
    Common Stock, or approximately 0.94% of the then-issued and outstanding Common Stock. No
    Executive Officers currently have any portion of their Savings Plan accounts invested in the Stock Fund. All shares in the Stock Fund are owned by the Savings Plan Trustee;
    however, each Stock Fund participant has pass-through voting rights for the number of shares equivalent to the participant's interest in the Stock Fund. If participants do not exercise their voting rights, the Savings Plan Trustee votes the shares in accordance with the instructions of an advisory committee consisting of members of CIGNA's management.
 9  The Directors and Executive Officers as a group have sole voting and investment power over all the shares of Common Stock they own beneficially, except shares held in trust for immediate family members, or as described elsewhere in these notes. Shares beneficially owned by Directors and Executive Officers include 159,177 shares of Common
    Stock which may be acquired upon exercise of stock options and 196,725 shares which are restricted as to disposition.
10  As of March 14, 1994, Directors also held 12,593 Common Stock equivalent units
    ("Equivalents") under CIGNA's Deferred Compensation Plan for Directors. Deferred
    compensation that otherwise would be paid in shares of Common Stock is hypothetically invested in an equal number of Equivalents. An amount equal to cash dividends that would have been paid on Common Stock is deemed to have been paid on such Equivalents and deemed to be invested as if it were deferred cash compensation. Equivalents track the economic performance of Common Stock, but carry no voting rights. At a future date or dates selected by each participant prior to deferral, deferred compensation is payable only in cash.

                         OWNERSHIP OF CIGNA CORPORATION
                   COMMON STOCK BY CERTAIN BENEFICIAL OWNERS

     The Corporation has no information that any person or concern beneficially owns more than five percent of its outstanding Common Stock except as reported on three Schedules 13G (reporting December 31, 1993 ownership) filed pursuant to the Securities Exchange Act of 1934, as amended, and received by the Corporation during February 1994. The following table and footnotes are prepared in reliance upon such filings:

                                                             AMOUNT AND NATURE OF
                                                             BENEFICIAL OWNERSHIP      PERCENT OF
                                                            REPORTED ON SCHEDULES      CLASS AS OF
          NAME AND ADDRESS OF BENEFICIAL OWNER                13G AS OF 12/31/93        12/31/93
- ---------------------------------------------------------  ------------------------    -----------
Wellington Management Company ("Wellington")                      6,846,500(1)             9.51%
  75 State Street
  Boston, MA 02109
Sanford C. Bernstein & Co., Inc. ("Bernstein")                    6,319,407(2)             8.78%
  One State Street Plaza
  New York, NY 10004
The Windsor Funds, Inc. ("Windsor")                               6,050,100(3)             8.40%
  Vanguard Financial Center                                   (also included in
  Valley Forge, PA 19482                                   Wellington total above)

- ---------------
1 Wellington reported that as of December 31, 1993 these shares were beneficially owned by its investment advisory clients, including Windsor. Wellington also reported shared dispositive power as to 6,846,500 of these shares (which includes the 6,050,100 shares reported by Windsor) and shared voting power as to 230,400 of these shares.

2 Bernstein reported that as of December 31, 1993 it held these shares for the accounts of discretionary clients who have the right to receive dividends on these shares and any proceeds from the sale of these shares. Bernstein also reported sole voting power as to 3,508,910, and sole dispositive power as to 6,319,407, of these shares.

3 Windsor reported that as of December 31, 1993, it had shared dispositive power and sole voting power as to these shares.

     In their Schedules 13G, Bernstein, Wellington and Windsor represented that the shares reported were acquired in the ordinary course of business, and that they were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of the Corporation.

                         ITEM 1.  ELECTION OF DIRECTORS

     The Board is divided into three classes of Directors. The By-laws of the Corporation provide that at each annual election, Directors shall be chosen by class for a term of three years, or for such shorter term as the Shareholders may specify to preserve, as evenly as practicable, the division of Directors into classes. Pursuant to the By-laws, the Board has set two as the number of Directors to be elected at the Annual Meeting for terms ending in April 1996 and four as the number of Directors to be elected for terms ending in April 1997 or, in each case, until their respective successors shall have been elected and qualified.

     The Board recommends election of the five incumbent Nominees and one additional Nominee identified below for terms to expire in 1996 and 1997 as indicated below. All of the incumbent Nominees' current terms will expire on the date of the 1994 Annual Meeting. The Board knows of no reason why any Nominee will be unavailable or unable to serve. If any Nominee should become unavailable or unable to serve, the persons named as proxies on the proxy card will vote for the person or persons the Board recommends, if any.

     The Board has set 70 years as the retirement age for non-employee Directors and for any Director serving as the Chief Executive Officer of the Corporation. In addition, each non-employee Director is required to submit a resignation to the Board upon discontinuing the principal position or identification which prevailed at the time of such Director's most recent election to the Board.

     Set forth below is information about each Nominee and continuing Director, including business history for at least five years, age as of the date of this Proxy Statement, other directorships held and period of service as a Director of the Corporation or a predecessor company, including Connecticut General Corporation ("CGC"), Connecticut General Life Insurance Company ("CG Life"), INA Corporation ("INA") and Insurance Company of North America ("ICNA").

             NOMINEES FOR ELECTION FOR TERMS EXPIRING IN APRIL 1996

BERNARD M. FOX, 51                                                       Nominee

     Trustee and President of Northeast Utilities since 1986, and its Chief Executive Officer since 1993. Mr. Fox served Northeast Utilities as Chief Operating Officer from 1987 to 1993 and as Chief Financial Officer from 1986 to 1989. He also serves as a Director and CEO of its principal subsidiaries. In addition, Mr. Fox serves as a Director and as President of Connecticut Yankee Atomic Power Company, as Chairman of the Board of The Institute of Living, and as a Director of Shawmut Bank Connecticut, N.A., Shawmut Bank, N.A., Shawmut National Corp., The Dexter Corporation, Mount Holyoke College and The Connecticut Business and Industry Association.

MARILYN W. LEWIS, 50                                Director since October, 1993

     Chairman of American Water Works Company, Inc. (an investor-owned water supplier) since 1988 and a director since 1982. Prior to her election as Chairman, Ms. Lewis served for four years as Vice Chairman. From 1987 until January 1992, Ms. Lewis served as President of KLS Educational Systems, Inc. (specialized education consultants). She is also a Director of Penn Fuel Gas Company, Inc. and South Jersey Industries, Inc.

             NOMINEES FOR ELECTION FOR TERMS EXPIRING IN APRIL 1997

ALFRED C. DECRANE, JR., 62                                   Director since 1980

     Chairman of the Board (since 1987) and Chief Executive Officer (effective April 1993) of Texaco Inc. (integrated oil, gas and chemical manufacturer), having served Texaco Inc. as a Director since 1977, and as its President from 1983 through 1986. Between 1970 and 1983, Mr. DeCrane served Texaco Inc. in various other positions. He also serves as a Director of Dean Witter, Discover & Co.

FRANK S. JONES, 65                                           Director since 1975

     Ford Professor Emeritus of Urban Affairs, Massachusetts Institute of Technology (educational institution); Ford Professor of Urban Affairs from 1970 to 1992. Professor Jones also serves as a Director of Capital Cities/ABC, Inc., Polaroid Corporation and Scientific Games Holdings Corporation.

PAUL F. OREFFICE, 66                                         Director since 1979

     Retired Chairman of the Board of The Dow Chemical Company (manufacturer of chemicals, metals, plastics and other products). Mr. Oreffice served as Chairman of the Board of Dow Chemical from 1986 through November 1992, as President and Chief Executive Officer from 1978 to 1987, and as a Director from 1971 through November 1992. Mr. Oreffice also serves as a Director of The Coca-Cola Company, Morgan Stanley Group Inc. and Northern Telecom, Ltd., and as a member of the International Advisory Board of Marsh & McLennan.

WILSON H. TAYLOR, 50                                         Director since 1988

     Chairman of the Board, Chief Executive Officer and President of the Corporation. Mr. Taylor has served as Chairman of the Board since November 1989, as Chief Executive Officer since November 1988, and as President since May 1988. Between 1964 and 1988, he held various positions with the Corporation and its predecessor and subsidiary companies.

                   INCUMBENT DIRECTORS TO CONTINUE IN OFFICE
                        FOR TERMS EXPIRING IN APRIL 1995

ROBERT P. BAUMAN, 62                                         Director since 1990

     Chief Executive and a Director of SmithKline Beecham plc (manufacturer of pharmaceuticals and healthcare products) since 1989. Mr. Bauman was Chairman of the Board and Chief Executive Officer of Beecham Group plc from 1986 to 1989, and was Vice Chairman of Textron, Inc. (aerospace technology, commercial products and financial services) from 1985 to 1986. He is a Director of Capital Cities/ABC, Inc., Reuters Holdings, p1c and Union Pacific Corporation. (British Aerospace plc has announced that Mr. Bauman will assume the position of chairman of that company effective May, 1994 following his retirement from SmithKline Beecham plc.)

ROBERT H. CAMPBELL, 56                                       Director since 1992

     Chairman, Chief Executive Officer and President of Sun Company, Inc. (domestic refining and marketing of branded petroleum products) since 1992. Mr. Campbell was elected a Director and an Executive Vice President in 1988. He became Group Vice President, Refining and Marketing, and President of Sun Company's domestic refining and marketing subsidiary in 1983, having previously served in various capacities at Sun since 1960. Mr. Campbell is also a Director of CoreStates Financial Corp.

CHARLES R. SHOEMATE, 54                                      Director since 1991

     Chairman of the Board, President and Chief Executive Officer of CPC International, Inc. (consumer foods) since 1990. Mr. Shoemate has served as a Director of CPC International since 1988. Prior to his election as President in 1988, Mr. Shoemate served as Vice President of CPC International and President of the Corn Refining Division. Mr. Shoemate joined CPC International in 1962 and progressed through a variety of positions in manufacturing, finance and business management.

LOUIS W. SULLIVAN, M.D., 60                                  Director since 1993

     President, Morehouse School of Medicine (educational institution). Dr. Sullivan became the first President of Morehouse School of Medicine in 1981 when it became independent from Morehouse College, and has held that position since 1981 except for March 1989 to January 1993, when he served as Secretary of Health and Human Services of the United States. Dr. Sullivan is a Director of Bristol-Myers Squibb Company, General Motors Corporation, Household International, Inc., Medical Review Systems, Inc., Minnesota Mining & Manufacturing Co. and Georgia Pacific Company.

                   INCUMBENT DIRECTORS TO CONTINUE IN OFFICE
                        FOR TERMS EXPIRING IN APRIL 1996

EVELYN BEREZIN, 68                                           Director since 1977

     Venture Capital Consultant since 1987. President of Greenhouse Management Corporation (venture capital investment fund) from 1981 to 1987. Previously, Ms. Berezin had two years of service with Burroughs Corporation and nine years of service as President of Redactron Corporation, now part of Unisys Corporation. She also is a Director of DNA Plant Technology Corporation, Moltech Corporation and Standard Microsystems Corporation.

JAMES F. ENGLISH, JR., 67                                    Director since 1962

     President Emeritus of Trinity College (educational institution). Mr. English was President of Trinity College from 1981 until 1989 and Vice President for Finance and Planning from 1977 to 1981. Before that he had twenty-six years of service with CBT Corporation and its affiliates. He also serves as a Director of Connecticut Natural Gas Corporation and Fleet Bank of Connecticut, N.A.

GERALD D. LAUBACH, 68                                        Director since 1974

     Retired President of Pfizer Inc. (pharmaceutical manufacturer). Dr. Laubach was President of Pfizer Inc. from 1972 to 1991 and a Director from 1968 to 1991. He serves as a Director of Affymax, N.V., DNA Plant Technology Corporation and Millipore Corporation.

EZRA K. ZILKHA, 68                                           Director since 1968

     President and Director of Zilkha & Sons, Inc. (investment company) since 1956. He was President and Director of Zilkha Corporation (consulting firm) from 1979 to 1988. Mr. Zilkha also serves as President of 3555 Intermediate Corp. He is a Director of Cambridge Associates, Chicago Milwaukee Corporation, Fortune Bancorp, Milwaukee Land Company and Newhall Management Company (a California limited partnership).

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board held eight meetings during 1993. All of the incumbent Directors attended at least 88% of the total number of meetings of the Board and committees on which they served.

     The Board has seven standing committees:

EXECUTIVE COMMITTEE

     Wilson H. Taylor (Chairman), Robert D. Kilpatrick, Gerald D. Laubach and Hicks B. Waldron are members of the Executive Committee, which did not meet during 1993. The function of the Committee is to exercise the authority of the Board of Directors in the management of the business of the Corporation between regular meetings of the Board.

AUDIT COMMITTEE

     The members of the Audit Committee are James F. English, Jr. (Chairman), Robert P. Bauman, Frank S. Jones, Marilyn W. Lewis (since January 1994) and Charles R. Shoemate. The Audit Committee met five times in 1993. The Committee's responsibilities include: reviewing and reporting to the Board on the appropriateness of the Corporation's accounting policies, the adequacy of its financial controls and the reliability of the Corporation's financial information reported to the public; recommending independent accountants for appointment by the Board; reviewing and approving the plans for audits by the independent accountants and the Corporation's internal auditors; reviewing and advising the Board concerning the work of internal auditors and independent accountants; reviewing and approving the Corporation's Annual Report on Form 10-K; and reviewing and advising the Board with respect to the Corporation's special exposures.

COMMITTEE ON DIRECTORS

     Hicks B. Waldron (Chairman), Robert P. Bauman, Alfred C. DeCrane, Jr., and Gerald D. Laubach are members of the Committee on Directors, which held four meetings and acted once by written unanimous consent in 1993. The Committee reviews, reports to the Board and makes recommendations, as appropriate, with respect to the structure, membership, organization, effectiveness, performance and compensation of the Board. It also makes recommendations to the Board concerning nominations of persons for election to the Board to be made by or at the direction of the Board. The Committee considers suggestions from Shareholders and other sources as to possible nominees. Such suggestions should be submitted to the Corporate Secretary not later than November 21, 1994 for the Committee's consideration in advance of the 1995 Annual Meeting.

FINANCE COMMITTEE

     The members of the Finance Committee are Paul F. Oreffice (Chairman), Evelyn Berezin, Robert D. Kilpatrick and Ezra K. Zilkha. The Committee held four meetings in 1993. The Committee reviews, advises and reports to the Board on the management of the Corporation's financial resources, and on the Corporation's annual capital plan and budget, Shareholder dividends and capital position. It also acts upon proposed capital commitments of such amounts as are established by the Board.

INVESTMENT COMMITTEE

     Ezra K. Zilkha (Chairman), James F. English, Jr., Frank S. Jones, Robert D. Kilpatrick and Hicks B. Waldron are members of the Investment Committee, which held seven meetings in 1993. The Committee reviews and reports to the Board on the management of and has the authority to approve or provide for approval through delegation to management or investment advisers or both the investments of the Corporation, its subsidiaries, and investment advisory clients, as well as investments for syndication, and approves and monitors the implementation of applicable investment policies and guidelines.

PEOPLE RESOURCES COMMITTEE

     The members of the People Resources Committee are Alfred C. DeCrane, Jr. (Chairman), Robert H. Campbell, Paul F. Oreffice and Louis W. Sullivan, M.D. The Committee held six meetings in 1993. The Committee reviews and reports to the Board on the management of the Corporation's human resources, including personnel policies and policy controls, the development of people, and compensation and benefit programs and plans. It reviews and approves, subject to Board ratification, executive compensation plans and targets and payouts thereunder, any compensation plans which involve the issuance of equity securities of the Corporation, and as required by law, adoption of and changes to qualified benefit plans. It sets the compensation of the CEO, subject to Board ratification, approves the compensation of other senior executives, and makes stock-related awards. The Committee also reviews succession plans for the Corporation's principal Executive Officers.

PUBLIC ISSUES COMMITTEE

     The members of the Public Issues Committee are Gerald D. Laubach (Chairman), Evelyn Berezin, Robert H. Campbell, Marilyn W. Lewis (since January
1994), Charles R. Shoemate and Louis W. Sullivan, M.D. The Committee held three meetings and acted once by written unanimous consent in 1993. The Committee oversees the Corporation's positions on significant issues in community affairs, government relations, corporate public affairs and other matters of public interest. The Committee also approves the Corporation's contributions policy and budget. In addition, the Committee approves policies and procedures governing the voting on socio-political proposals received by the Corporation and its subsidiaries as shareholders of other companies.

                           COMPENSATION OF DIRECTORS

     Each non-employee Director receives an annual retainer of $26,000 for service on the Board, $8,000 of which is either paid in shares of Common Stock or deferred into Equivalents as described in footnote (10) on page 3 and ultimately paid in cash. The Chairman of each standing committee (except the Executive Committee) receives an additional $7,500 annual retainer, except for the Chairman of the Investment Committee, who receives an annual retainer of $17,500. Non-employee members, but not the Chairman, of each Committee of the Board receive an additional $2,500 annual retainer for service on each Committee (except the Executive Committee), and are also paid $1,250 for each Board meeting and $1,250 for each committee meeting attended.

     In addition to the $8,000 which is either paid in shares of Common Stock or deferred, Directors may elect to receive payment of retainers and meeting fees in cash or in shares of Common Stock, or partially in cash and partially in shares of Common Stock, and may also elect to defer all or part of their compensation under CIGNA's Deferred Compensation Plan for Directors. Currently, deferred cash compensation is credited with interest at the same rate paid on participant contributions to the Fixed Income Fund of the Savings Plan. Compensation deferred into Equivalents is invested as described in footnote
(10), page 3.

     Non-employee Directors are eligible to participate in the financial planning services available to CIGNA executives, in life insurance, medical/dental care, and property/casualty personal lines insurance programs and matching gift programs similar to those available to CIGNA employees. Non-employee Directors also receive travel accident coverage of $100,000. Directors who elected to do so prior to December 20, 1982 participate in a life insurance program which was available to CGC employees prior to the combination of CGC and INA.

     Pursuant to the terms of the Restricted Stock Plan for Non-Employee Directors of CIGNA Corporation, which was approved by the Shareholders in 1989, each non-employee Director who has served for at least six months and was not an officer or employee of the Corporation or any of its subsidiaries during the ten preceding years receives a one-time grant of 1,500 shares of Common Stock. The shares are subject to transfer restrictions until the later of 1) six months after the date of grant or 2) the date on which service as a Director of the Corporation terminates due to death, disability, retirement or a change of control. The shares are forfeited if the Director's service terminates for any other reason, except as may be otherwise provided by a majority of the other members of the Board. If one of the termination of service conditions has been met, the former Director or his or her estate receives all such shares of Common Stock without restriction. During the restricted period, stock certificates are held in custody by the Corporation. However, commencing on the date of grant, the Director has other rights and privileges of a Shareholder as to such Common Stock, including the right to receive dividends and to vote the shares.

     Directors are covered by a Directors' Retirement and Consulting Plan ("Retirement and Consulting Plan"). The Retirement and Consulting Plan provides Directors who retire at age 60 or older with at least five years of service annual payments equal to the annual retainer in effect at the time of the Director's retirement. Payment is conditioned on the Director's not competing with CIGNA and being available to provide consulting services. A Director who retires at the mandatory retirement age, currently age 70, will receive such payments for the remainder of the Director's life. A Director who retires prior to the mandatory retirement age will receive such payments for a period equal to the number of months such Director served as a Director of CIGNA or a predecessor company, or such Director may request the Committee on Directors' approval to receive such payments in a lump sum equal to the discounted value of such payments. In all cases, payments will be reduced by any other pension or retirement benefits on account of service as a Director or employee of CIGNA or a predecessor company.

                              CERTAIN TRANSACTIONS

     In the ordinary course of business, various CIGNA companies: provided a variety of insurance coverages, health care services, pension contracts, and related products and services to; purchased, held, and sold debt instruments issued or guaranteed by; and engaged in other transactions with corporations (or their subsidiaries) of which CIGNA Directors were executive officers or major shareholders during 1993. It is expected that similar transactions involving varying amounts will occur in 1994. In addition, various CIGNA Directors and Executive Officers have purchased insurance products or interests in investment vehicles marketed by CIGNA companies in the ordinary course of business.

     Also in the ordinary course of business, various CIGNA companies engaged in transactions with beneficial owners of more than five percent of the Corporation's outstanding Common Stock (please see page 4 for information about these entities). An affiliate of Windsor paid The Conference Center at Eagle Lodge, a CIGNA facility, approximately $175,000 for the use of those facilities. CIGNA companies provided Windsor with pension services for which CIGNA companies were paid approximately $41,000. On various occasions and in various amounts (up to approximately $64,020,000), Bernstein purchased short-term negotiable unsecured promissory notes ("commercial paper") issued by the Corporation. CIGNA companies paid Bernstein approximately $79,000 in brokerage commissions. CIGNA companies provided Wellington a variety of health care and pension services for which CIGNA companies were paid approximately $64,000.

     Management believes that the above transactions were on terms as favorable to the Corporation as if the transactions had involved unaffiliated persons or organizations.

                      ITEM 2.  RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

     The Board, on the recommendation of its Audit Committee, has appointed Price Waterhouse as independent accountants for 1994. Although ratification by the Shareholders is not required, the Board requests that Shareholders ratify this appointment. If ratification is not obtained, the Board will reconsider the appointment.

     Price Waterhouse has served as independent accountants for CIGNA and its subsidiaries since 1983, and for CGC and its subsidiaries since 1967.

     The Corporation has been advised that representatives of Price Waterhouse will be present at the Annual Meeting. They will be afforded the opportunity to make a statement, should they desire to do so, and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                             ITEM 3.  OTHER MATTERS

     The Board of Directors knows of no matters other than the election of Directors and ratification of the appointment of independent public accountants for 1994 to be brought before the Annual Meeting. If other matters are properly presented to Shareholders for a vote at the meeting, it is intended that the persons named as proxies on the proxy card will have discretionary authority, to the extent permitted by law, to vote on such matters in accordance with their best judgment.

                                 VOTE REQUIRED

     The Corporation's By-laws provide that the holders of two-fifths of the issued and outstanding stock of the Corporation entitled to vote at the Annual Meeting present in person or represented by proxy will constitute a quorum and that the vote of such Shareholders who hold a majority of the voting power at the Annual Meeting will decide any question brought before the Annual Meeting, unless otherwise provided by statute or the Corporation's Restated Certificate of Incorporation or By-laws.

     The Nominees for election as Directors at the Annual Meeting who receive the greatest number of votes cast will be elected as Directors. The appointment of auditors will be ratified by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon.

     Where the quorum requirements set forth above are met, broker non-votes will have no effect on the outcome of the election of Directors or the ratification of the appointment of auditors, and abstentions will have no effect on the outcome of such election but will have the same effect as a negative vote with respect to the ratification of the appointment of auditors.

                             EXECUTIVE COMPENSATION

     The following information is furnished for the Company's Chief Executive Officer ("CEO") and each of the four most highly compensated Executive Officers other than the CEO at the end of 1993 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION
                                                                        ----------------------------------------
                                           ANNUAL COMPENSATION(1)                 AWARDS                PAYOUTS
                                       ----------------------------     --------------------------     ---------
                 (a)                   (b)        (c)         (d)           (f)            (g)            (h)           (i)
                                                                                        SECURITIES
                NAME                                                    RESTRICTED      UNDERLYING                   ALL OTHER
                 AND                                                       STOCK         OPTIONS/        LTIP         COMPEN-
              PRINCIPAL                         SALARY       BONUS       AWARD(S)          SARS         PAYOUTS       SATION
              POSITION                 YEAR       ($)         ($)          ($)(2)          (#)            ($)          ($)(3)
- -------------------------------------  ----     -------     -------     -----------     ----------     ---------     ---------
Wilson H. Taylor.....................  1993     790,000           0      1,271,581        18,000               0       53,567
  Chairman and                         1992     774,400     265,000        166,406        25,000       1,130,300       55,300
  Chief Executive Officer              1991     708,500     500,000        326,231             0         698,500       33,300

Lawrence P. English..................  1993     413,500     300,000        570,625         6,950               0       25,104
  President, CIGNA                     1992     350,900     220,000         83,336        12,520         498,400       24,400
  HealthCare                           1991     242,300     155,000         74,494             0         110,000       11,700

George R. Trumbull...................  1993     385,000     185,000        570,625         6,950               0       27,178
  President, CIGNA Individual          1992     385,000     125,000         83,336         9,390         498,400       26,500
  Insurance                            1991     382,300     165,000        172,106             0         322,850       14,200

Gerald A. Isom (4).................... 1993     387,300     175,000        654,372        20,000               0       50,000
  President, CIGNA
  Property & Casualty

James G. Stewart.....................  1993     450,000           0        570,625         6,950               0       32,051
  Executive Vice President             1992     440,900     130,000         83,336        12,520         498,400       31,500
  and Chief Financial Officer          1991     405,600     285,000        172,106             0         322,850       17,300

- ---------------
1 Pursuant to SEC rules, column (e) has been omitted because there was no "Other
  Annual Compensation" to report.

2 Of the restricted stock shown in column (f) for 1993, the following numbers of shares were granted in 1993 and will vest in 1998: Mr. Taylor, 2,780 shares; each of Messrs. L.P. English, Trumbull and Stewart, 1,390 shares; and Mr. Isom, 2,780 shares. In addition, the following numbers of shares were awarded in 1994 under the Performance Plan described on page 13 for the three year performance period ended in 1993, and will vest in March of 1995: Mr. Taylor, 17,595 shares; and each of Messrs. L. P. English, Trumbull, Isom, and Stewart, 7,759 shares. The Named Executive Officers held the following aggregate shares of restricted stock, with the following values, at December 31, 1993: Mr. Taylor, 24,455 shares valued at $1,534,551; Mr. L.P. English, 7,105 shares at $445,839; each of Messrs. Trumbull and Stewart, 12,505 shares at $784,689; and Mr. Isom, 2,780 shares at $174,445. Dividends are paid on shares of restricted stock.

3 Includes the value of benefits under CIGNA's Financial Services Program
  (covering financial planning, tax preparation and legal services related to financial and estate planning) and CIGNA's contributions under its savings plans, which, for 1993, were as follows: Mr. Taylor, $14,150 and $39,417; Mr. L.P. English $9,458 and $15,646; Mr. Trumbull, $10,168 and $17,010; and Mr.
  Stewart, $9,600 and $22,451, respectively. The amount shown for Mr. Isom was in connection with commencement of his employment with CIGNA.

4 Mr. Isom's employment with CIGNA began on March 11, 1993. He will be paid a salary at no less than the rate shown in the table, annualized, until March 1996.

                              OPTION GRANTS TABLE

     The following table provides additional information about the stock options shown in column (g) of the Summary Compensation Table on page 11, which were granted in 1993 to the Named Executive Officers.

                       OPTION GRANTS IN FISCAL YEAR 1993(1)

                                                                                                              GRANT DATE
                                           INDIVIDUAL GRANTS                                                    VALUE
- -------------------------------------------------------------------------------------------------------------------------
                       (a)                              (b)             (c)           (d)          (e)           (f)
                                                                       % OF
                                                     NUMBER OF         TOTAL
                                                     SECURITIES       OPTIONS       EXERCISE                    GRANT
                                                     UNDERLYING      GRANTED TO     OR BASE      EXPIRA-         DATE
                                                      OPTIONS        EMPLOYEES       PRICE        TION         PRESENT
                       NAME                         GRANTED(#)(2)     IN 1993        ($/SH)       DATE        VALUE($)(3)
- --------------------------------------------------  -------------    ----------     --------     -------     ------------
Wilson H. Taylor..................................     18,000            9.9%       59.6250      2/24/03        202,860
Lawrence P. English...............................      6,950            3.8%       59.6250      2/24/03         78,327
George R. Trumbull................................      6,950            3.8%       59.6250      2/24/03         78,327
Gerald A. Isom....................................     20,000           11.0%       59.6250      2/24/03        225,400
James G. Stewart..................................      6,950            3.8%       59.6250      2/24/03         78,327

- ---------------
1 Stock appreciation rights ("SARs") were not granted in 1993.

2 Options on one half of the shares granted to each executive became exercisable on February 24, 1994; options on the remainder become exercisable on February 24, 1995.

3 Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The following assumptions were used in calculating the grant date present value: price volatility for CIGNA stock of .2909, an annualized risk-free interest rate of 6.26%, a dividend yield of 5.79%, with exercise at the end of the 10 year term. The calculation also reflects a 3% discount per year for risk of forfeiture over the two year vesting schedule. The actual value, if any, an executive may realize will depend on the excess of the stock price on the date the option is exercised over the exercise price, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The Company believes that no model accurately predicts the future price of CIGNA's stock or places an accurate present value on stock options.

                            OPTION/SAR EXERCISES AND
                          FISCAL YEAR-END VALUE TABLE

     The following table provides information about SARs exercised during 1993 and about unexercised stock options and SARs held by the Named Executive Officers at the end of 1993.

            AGGREGATED OPTIONS/SAR EXERCISES IN FISCAL YEAR 1993 AND
                     1993 FISCAL YEAR-END OPTION/SAR VALUES


              (a)                     (b)             (c)                    (d)                            (e)
                                                                     NUMBER OF SECURITIES
                                   NUMBER OF                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-
                                   SECURITIES                        OPTIONS/SARS AT 1993         THE-MONEY OPTIONS/SARS AT
                                   UNDERLYING                            YEAR-END(#)                   1993 YEAR-END($)
                                  OPTIONS/SARS       VALUE       ----------------------------    ----------------------------
             NAME                 EXERCISED(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- -------------------------------   ------------    -----------    -----------    -------------    -----------    -------------
Wilson H. Taylor...............       7,000        $ 103,250        16,000          30,500        $ 113,250       $ 167,969
Lawrence P. English............           0                0         7,660          13,210           55,949          77,668
George R. Trumbull.............       2,300           28,175         6,995          11,645           41,962          63,680
Gerald A. Isom.................           0                0             0          20,000                0          62,500
James G. Stewart...............       2,600           32,013         8,960          13,210           57,130          77,668

                 LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS TABLE

     The following table provides information about long-term incentive awards granted in 1993 to the Named Executive Officers.

              LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL YEAR 1993

                                                                                           ESTIMATED FUTURE PAYOUTS
                                                                                       UNDER NON-STOCK PRICE BASED PLANS
                                                                                      -----------------------------------
                       (a)                                (b)            (c)             (d)          (e)          (f)
                                                       Number of     Period Until     Threshold     Target       Maximum
                      Name                               Units        Maturation         ($)          ($)          ($)
- -----------------------------------------------------  ---------     ------------     ---------     -------     ---------
Wilson H. Taylor.....................................    6,265       3 years              0         469,875     1,253,000
Lawrence P. English..................................    2,800       3 years              0         210,000       560,000
George R. Trumbull...................................    2,800       3 years              0         210,000       560,000
Gerald A. Isom.......................................    2,800       1 year               0         210,000       560,000
                                                         2,800       2 years              0         210,000       560,000
                                                         2,800       3 years              0         210,000       560,000
James G. Stewart.....................................    2,800       3 years              0         210,000       560,000

     CIGNA's Strategic Performance Plan (the "Performance Plan") provides long-term incentives to Executive Officers and other key employees. The Performance Plan is designed to reward them for achievement by CIGNA of long-term financial and strategic performance objectives in comparison to a group of competitors that have a similar product mix. Financial performance is evaluated over a three-year period based on return on equity (for years prior to 1993 based on return on equity and return on tangible equity measures) ("Return").

     The earned value of each unit for the three-year period depends on CIGNA's relative financial performance and any adjustments that the People Resources Committee may make based on its assessment of the factors that affected strategic and financial performance during the period. The maximum possible cumulative adjustments that the Committee may make for any three-year performance period total $75 per unit. The earned value will range from zero to $200 per unit, with a target value of $75 per unit. The earned value is based on points that are accumulated for each of the three performance years, with zero points earned if CIGNA's Return for each year is five percentage points below the competitors and a maximum number of points earned if five percentage points above the competitors.

     The Named Executive Officers were awarded units in 1993 with a three year period until maturation. The earned value, if any, on these units will be based on relative competitive performance during 1993 through 1995. Mr. Isom received two additional awards to provide interim incentive compensation opportunity for the two years before maturation of the regular 1993 award.

     LTIP units for the 1991 to 1993 performance period were valued, and restricted stock that will vest in March of 1995 was granted. The value of this restricted stock is included in column (f) of the Summary Compensation Table for 1993. The amounts shown in the LTIP Payouts column (column h) of the Summary Compensation Table for 1992 and 1991 were based on relative competitive performance during 1990 through 1992 and 1987 through 1991, respectively.

     If a change of control of CIGNA occurs, payouts for the most recently awarded outstanding units are guaranteed at not less than $100 each to persons terminated within two years following the change of control.

                               PENSION PLAN TABLE

                              YEARS OF SERVICE
               -----------------------------------------------
REMUNERATION      15           20           25           30
- ----------     --------     --------     --------     --------
$  200,000     $ 60,000     $ 80,000     $100,000     $120,000
   400,000      120,000      160,000      200,000      240,000
   600,000      180,000      240,000      300,000      360,000
   800,000      240,000      320,000      400,000      480,000
 1,000,000      300,000      400,000      500,000      600,000
 1,200,000      360,000      480,000      600,000      720,000
 1,400,000      420,000      560,000      700,000      840,000

     The table shows annual retirement benefits (before application of the Social Security offset of 50% of annual primary Social Security benefit) under a straight life annuity, computed assuming retirement at age 65 after specified years of service and earnings. Mr. Isom's benefits would approximate 84% of the amounts shown in the table.

     Annual retirement benefits for the Named Executive Officers are based upon the Executive's earnings (generally, average annual earnings over the final 36 months of service), an annual accrual rate of 2%, length of credited service (up to a maximum of 30 years) and age at retirement. For Mr. Isom and other employees hired after January 1, 1989, the calculation is based on average annual earnings over the final 60 months of service, an annual accrual rate of 1.67% and maximum credited service up to 35 years.

     Covered earnings include salary and bonuses, as set forth in columns (c) and (d) of the Summary Compensation Table on page 11, but not long-term incentive plan payouts or any other incentive awards.

     As of January 1, 1994, credited years of service were as follows: Mr. Taylor, 30 years; Mr. L.P. English, 30 years; Mr. Trumbull, 23 years; Mr. Isom, 9 months; and Mr. Stewart, 28 years. Because of Mr. Isom's proximity to retirement age when he was hired, CIGNA will supplement his pension benefits. For each year of service at CIGNA, Mr. Isom is receiving additional credit toward the supplement; CIGNA estimates that, if he retires from CIGNA at age 65, the annual supplement will approximate $100,000.

     If a change of control of CIGNA occurs, the pension plan cannot be terminated, or benefit accruals reduced, for a three year period. If the Pension Plan is terminated in the fourth or fifth year following a change of control, additional benefits will be provided to participants, including an immediate 10% increase to persons receiving benefits and an annual 3% increase in benefits beginning at age 65. In addition, employees terminated, other than for cause, within three years following a change of control will receive up to three years of additional service credit and a floor amount of final average earnings based on their level of earnings when a change of control occurred.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 17 shall not be incorporated by reference into any such filings.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The People Resources Committee (the "Committee") of the Board of Directors reviews and approves, subject to Board ratification, executive compensation plans and targets and payouts thereunder, as well as any compensation plans which involve the issuance of securities of the Corporation. It sets the compensation of the CEO, subject to Board ratification, and approves compensation of other senior executives, including those named in the Summary Compensation Table, and makes stock-related awards. The Committee is composed entirely of outside directors.

                                    SUMMARY

     The primary objective of CIGNA's executive compensation program is to pay for performance that increases shareholder value. The program has three key elements: (1) base salary; (2) annual bonus; and (3) long-term incentives. Long-term incentives for the Named Executive Officers are in the form of restricted stock and options, including restricted stock awarded pursuant to a performance plan. Annual bonus and long-term incentives are variable compensation elements that are at risk because they are tied to corporate business results. The annual bonus recognizes short-term business results and individual performance, while long-term incentives recognize sustained corporate-wide results.

                              PROGRAM DESCRIPTION

     The program provides pay opportunity targets for total pay (as well as for base salary and for short and long-term incentive elements) that equal the median pay levels of comparable positions in similarly sized companies. A significant number of companies are used in this comparison, including all of the companies in the S&P Multi-line Insurance Index, used in the Performance Graph on page 17. The Committee reviews data on these companies' compensation programs in determining the appropriate levels of compensation for each of the most senior executives.

     Once total pay opportunity targets are set, the Committee determines the appropriate pay elements to use in motivating the executives to achieve the Corporation's performance and strategic objectives. Tax considerations, such as the newly enacted $1 million deductibility limit, do not automatically cause the Committee to modify the executive compensation program. However, the program is continually monitored relative to CIGNA's own strategic goals as well as industry practices and trends, and it is modified when considered appropriate to better support shareholder interests. For example, as a result of an independent Board sponsored study in 1993, the executive compensation program was modified, effective in 1994, primarily by increasing stock-based compensation and reducing long-term cash compensation for all executives. For CIGNA's Executive Officers, all long-term incentives are now stock-based.

  Base Salary

     Base salary is intended to provide a fixed level of compensation reflecting the scope and nature of basic job responsibilities. The Committee grants salary increases, if appropriate, after a review of individual performance and an assessment of the relative competitiveness of the current salary.

  Annual Bonus

     Annual bonus awards recognize an executive's contribution to each year's annual business results as measured against competitors and against CIGNA's operational plans. Corporate-wide, business unit and individual performance are assessed in relation to the following major factors, listed in order of importance: earnings; revenue growth and customer service; and cost management.

     Performance, as measured by these factors, which meets operational plans and equals the results of the competition, provides for bonus payments that are equal to the target. Better or worse performance results in payments that are higher or lower than target. An individual's bonus, reflecting personal contribution to business results, can range from 0 to 200% of the bonus target for the individual's job.

  Long-Term Incentives

     The Strategic Performance Plan (the "Performance Plan") provides incentive opportunity based on CIGNA's long-term financial and strategic performance relative to a group of peer companies whose product mixes in total are comparable to CIGNA's. The Committee first evaluates competitive performance by comparing CIGNA's financial results over a three-year period to the average financial results of the peers. (For years prior to 1993, the financial measure was return on equity and tangible equity; for 1993 and later years, the measure is return on equity.) For an additional one-year performance period, incentive opportunity is tied to the increase or decrease in the value of CIGNA's stock.

     The Performance Plan peer group includes nine companies. Because this plan rewards executives in all of the Company's operating and corporate staff divisions for overall consolidated performance, the companies in the peer group reflect a composite product mix that is comparable to CIGNA's. All of the companies in the S&P Multi-line Insurance Index (used in the Performance Graph), except for CNA, are included in this peer group. CNA is excluded because more than 80 percent is owned by Loews Corporation; therefore, CNA operates more like a subsidiary than an independent public company.

     Grants under the Performance Plan are made annually and the target value of the grants varies by position responsibility levels. Three years later, these grants are valued based on CIGNA's comparative financial results during the intervening three-year period and, at that time, restricted stock with one-year vesting is awarded. The number of shares awarded is based on CIGNA's three-year average financial results compared to the average of the peer group. The Committee has discretion to adjust the number of shares awarded up or down based on its consideration of financial comparisons and on strategic factors. (The Performance Plan and individual grants to executives are detailed on page 13.)

     Because the Performance Plan has a 3-year performance period based on comparative financial results plus a one-year performance period based on the value of the restricted stock over the vesting period, there is a strong link between the interests of executives and the shareholders.

     The other long-term compensation components are normally granted annually in the form of stock options and restricted stock with five-year vesting. Stock options provide the right to purchase, at fair market value on grant date, a fixed number of shares of CIGNA Common Stock during a ten-year period. Beginning with grants made in 1992, options for half the shares are exercisable after one year; all are exercisable after two years. The restricted stock, granted annually since 1987, has restrictions on sale which normally lapse five years after grant date. These awards further align the interests of management with shareholders.

PERFORMANCE EVALUATION

     For the Chief Executive Officer (CEO), 40% of the total compensation opportunity target is base salary and 60% is variable compensation that is at risk and tied to competitive corporate business results. Twenty-five percent of the CEO's total compensation opportunity is based on annual business performance and 35% is tied to long-term, sustained corporate-wide results. The CEO's current base salary approximates the median salary of CEOs of comparably-sized companies. The CEO's total paid compensation, including the variable components, for 1993 performance was less than the median compensation for CEOs in comparable companies. Factors reviewed in the Committee's assessment of the Corporation's and the CEO's performance include profitability of each business and profit improvement, growth in revenue from profitable products/services, expense management, with specific measures that may vary by business activity, e.g. combined ratio for property and casualty businesses, profit margin and managed care membership growth in healthcare, and asset growth in the pension business. The Committee reviews all these factors, considering the relative impact of each in determining the corporate-wide earnings results. The Committee decided not to grant a bonus to the CEO based on 1993 consolidated earnings and returns.

     For the long-term Performance Plan award, the Committee approved an above-target value, distributed to the CEO in the form of restricted shares, reflecting performance against competitors over the 1991-93 performance period. The higher-than-target value approved by the Committee reflects CIGNA's strong performance over the three-year performance period compared to the peer group. For this period, CIGNA's returns averaged 4 percentage points above those of the peer group.

     While the CEO's overall compensation package acknowledges his own characterization of 1993 earnings as disappointing, the Committee also recognized the significant progress made in laying the groundwork for Domestic Property and Casualty improvement, and the superior earnings performance, both year-over-year and competitively, in the three other major business segments.

     For the CEO, the 1993 awards of stock options and restricted stock with five-year vesting are also shown in the Summary Compensation Table. The restricted stock award was at target level. The option award was above target to increase the total number of options held by the CEO and thereby to link more of the CEO's future compensation opportunity to the creation of additional shareholder value.

     People Resources Committee:

          Alfred C. DeCrane, Jr., Chairman
          Robert H. Campbell
          Paul F. Oreffice
          Louis W. Sullivan, M.D.

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in cumulative total return (change in the year end stock price plus reinvested dividends) to CIGNA's Shareholders against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Multi-line Insurance Index for the preceding five fiscal years measured from December 30, 1988 to December 31, 1993.


 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG CIGNA, S&P 500 INDEX,
                      AND S&P MULTI-LINE INSURANCE INDEX

      Measurement Period                                                       S&P
    (Fiscal Year Covered)                     CIGNA          S&P 500        Multi-line
Measurement Pt-12/30/88                        100             100             100

FYE  12/29/89                                  133             132             138
FYE  12/31/90                                   98             128             113
FYE  12/31/91                                  155             166             151
FYE  12/31/92                                  157             179             173
FYE  12/31/93                                  177             197             193

* Asumes that the value of the investment in CIGNA Common Stock and each index was $100.00 on December 30, 1988 and that dividends were reinvested.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's Directors, Executive Officers, Chief Accounting Officer and persons who own more than 10% of a registered class of the Corporation's equity securities ("Reporting Persons"), to file reports of securities ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. The Corporation believes that all Reporting Persons have timely complied with all filing requirements applicable to them except:

     G. Robert O'Brien, who ceased to be an Executive Vice President of the Corporation effective March 15, 1993, failed to file timely a Form 4 to report the open market sale of 3,000 shares of Common Stock on August 4, 1993. Mr. O'Brien subsequently reported the sale.

                             ADDITIONAL INFORMATION

     The Corporation will bear the cost of soliciting proxies from its Shareholders and will enlist the help of banks and brokerage houses in soliciting proxies from their customers. The Corporation will reimburse these institutions for out-of-pocket expenses. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by the Directors, officers and employees of the Corporation or its subsidiaries. The Corporation has engaged Georgeson & Company, Inc. to assist in soliciting proxies for a fee of approximately $20,000 plus reasonable out-of-pocket expenses.

                              1995 ANNUAL MEETING

     The 1995 Annual Meeting of Shareholders will be held on Wednesday, April 26, 1995, at a location to be designated by the Board. The Board is empowered by the By-laws of the Corporation to change this date if it deems that advisable.

     Proposals of Shareholders must be received by the Corporation no later than November 21, 1994 to be eligible for inclusion under the rules of the Securities and Exchange Commission in the Corporation's proxy materials for the 1995 Annual Meeting of Shareholders and must otherwise comply with such rules.

     Under the Corporation's By-laws, proposals of Shareholders not included in the proxy materials may be presented at the 1995 Annual Meeting of Shareholders only if the Corporate Secretary has been notified of the nature of the proposal and is provided certain additional information at least sixty days but not more than ninety days before the 1995 Annual Meeting and the proposal is a proper one for Shareholder action.

     The Corporation's By-laws also require that notice of nominations of persons for election to the Board, other than those made by or at the direction of the Board, must be received by the Corporate Secretary at least sixty days but not more than ninety days before the 1995 Annual Meeting. The notice must present certain information concerning the nominees and the Shareholder making the nominations, as set forth in the By-laws. The Corporate Secretary must receive such nominee's written consent to serve if elected.

                                          CAROL J. WARD, Corporate Secretary

DIRECTIONS BY CAR:

FROM THE WEST:

Take the Pennsylvania Turnpike (Interstate 276) to Valley Forge exit #24. Follow Interstate 76 East (Schuylkill Expressway) to Interstate 476 North (Plymouth Meeting). Follow 476 North for 2.7 miles to exit 7A Conshohocken. At end of ramp turn right onto Ridge Pike and proceed for 3.2 miles through six traffic lights to Manor Road. Turn right onto Manor Road. Proceed 200 yards and turn right into Eagle Lodge.

FROM THE NORTH:

Take the New Jersey Turnpike to the Pennsylvania Turnpike. Follow 276 West, exit at #25 Norristown. Bear right when existing the toll booth. Proceed down ramp to Germantown Pike (East). Follow Germantown Pike 3 traffic lights (1.8 miles). At third traffic light turn right onto Joshua Road. At first traffic light turn left onto Ridge Pike. Follow Ridge Pike for 1.5 miles and turn right onto Manor Rd. Proceed 200 yards and turn right into Eagle Lodge.

FROM THE SOUTH:

Take Interstate 95 North to 476 North (Plymouth Meeting). Follow 476 North for 18 miles to exit 7A Conshohocken. At end of ramp turn right onto Ridge Pike and proceed for 3.2 miles through six traffic lights to Manor Road. Turn right onto Manor Road. Proceed 200 yards and turn right into Eagle Lodge.

FROM PHILADELPHIA INTERNATIONAL AIRPORT:

Take Interstate 95 South to 476 North (Plymouth Meeting). Follow 476 North for 18 miles to exit 7A Conshohocken. At end of ramp turn right onto Ridge Pike and proceed for 3.2 miles through six traffic lights to Manor Road. Turn right onto Manor Road. Proceed 200 yards and turn right into Eagle Lodge.

FROM CENTER CITY PHILADELPHIA

Follow Interstate 76 West (Schuylkill Expressway) to Interstate 476 North (Plymouth Meeting). Follow 476 North for 2.7 miles to exit 7A Conshohocken. At end of ramp turn right onto Ridge Pike and proceed for 3.2 miles through six traffic lights to Manor Road. Turn right onto Manor Road. Proceed 200 yards and turn right into Eagle Lodge.

[Road map to site of Annual Meeting of Shareholders.]

                               APPENDIX*

                 GRAPHIC AND IMAGE MATERIAL OMITTED
                      FROM ELECTRONIC FILING



ITEM                                           CROSS-REFERENCE OR
                                               NARRATIVE DESCRIPTION

Performance Graph                              See the Section entitled
                                               "Performance Graph" on
                                               page 17 herein.


Map to Eagle Lodge                             See the Section entitled
(site of 1994 Annual                           "Directions by Car" on
Meeting of Shareholders)                       page 21 herein.













- ------------------------------------
*Submitted pursuant to Sect. 304(a) of Regulation S-T.



                              CIGNA CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                The undersigned hereby constitutes and appoints Evelyn Berezin; James F.
  P             English, Jr.; Gerald D. Laubach; and Ezra K. Zilkha or any of them, proxies
  R             with full power of substitution and each of them is hereby authorized to
  O             represent the undersigned and to vote all shares of the Corporation held by the
  X             undersigned at the Annual Meeting of Shareholders, to be held at The Conference
  Y             Center at Eagle Lodge, Ridge Pike & Manor Road, Lafayette Hill, Pennsylvania on
                April 27, 1994, at 10:00 a.m. or at any adjournment thereof, on the matters set forth below:

                1.  ELECTION OF DIRECTORS, Nominees for terms expiring:
                    April 1996: Bernard M. Fox and Marilyn W. Lewis.
                    April 1997: Alfred C. DeCrane, Jr., Frank S. Jones, Paul F. Oreffice and
                    Wilson H. Taylor.

                2.  RATIFICATION OF THE APPOINTMENT of Price Waterhouse As Independent Public
                    Accountants.

                In their discretion, upon such other matters as may properly come before the meeting.

                YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES.
                [SEE REVERSE SIDE], BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN
                ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                                                                  SEE REVERSE
                                                                     SIDE


/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                           1671

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE SHAREHOLDER.  IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of Directors. (see reverse)

   FOR           WITHHELD
   / /             / /

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):


- ------------------------------------

2. Ratification of Appointment of Accountants.

   FOR         AGAINST         ABSTAIN
   / /          / /               / /


Mark here if you would like your voting instructions to be confidential pursuant to the procedures on confidential voting described in the 1994 Proxy Statement. Marking this box will not absolve you of any independent fiduciary or other legal obligation to report how you voted nor prevent the inspectors from disclosing your vote if required by law or if otherwise permitted by the procedures. / /


                                 Please sign exactly as name appears hereon.
                                 Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                 ---------------------------------------------
                                 SIGNATURE                                DATE


                                 ---------------------------------------------
                                 SIGNATURE                                DATE